Exhibit 99.1

CERTIFICATE OF THE DESIGNATIONS,

POWERS, PREFERENCES AND RIGHTS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

NETSPEND HOLDINGS, INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

NetSpend Holdings, Inc., a Delaware corporation (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

“RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Third Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), there is hereby created, out of the 10,000,000 shares of preferred stock, par value $0.001 per share, of the Corporation authorized in Article IV of the Certificate of Incorporation (the “Preferred Stock”), a series of the Preferred Stock consisting of 1,500,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

Section 1.           Designation of Amount.  The shares of Preferred Stock created hereby shall be designated the “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and the authorized number of shares constituting such series shall be 1,500,000.

Section 2.           Voting Rights.  Except as otherwise required by law (in which case the holders of Series A Preferred Stock will vote (at the rate of ten (10) votes per share of Series A Preferred Stock) together with the holders of the Common Stock as a single class), the holders of Series A Preferred Stock shall not have any voting rights.

Section 3.           Dividends

(a)           In the event any dividends are declared or paid or any other distribution is made on or with respect to the common stock, par value $0.001 per share (“Common Stock”), of the Corporation, the holders of the Series A Preferred Stock as of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive dividends in an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends or distribution that such holder would have received had the Series A Preferred Stock been converted into Common Stock as of the date immediately prior to the record date for such dividend or distribution on the Common Stock, such dividends to be payable on the same payment date established by the Board of Directors for the payment of such dividend or distribution on the Common Stock; provided, however, that if the Corporation declares or pays a dividend or makes a distribution on the Common Stock consisting in whole or in part of shares of Common Stock, then the dividend paid or distribution made on shares of Series A Preferred Stock shall instead be paid or made in shares of Series A Preferred Stock.  The record date for any such dividends shall be the record date for the applicable dividend or distribution on the Common Stock, and any such dividends shall be payable to the persons in whose name the Series A Preferred Stock is registered at the close of business on the applicable record date.

(b)           No dividend shall be paid or declared on any share of Common Stock, unless a dividend, payable in the same consideration and manner (except as specifically provided in paragraph (a) above), is simultaneously paid or declared, as the case may be, on each share of Series A Preferred Stock in an amount determined as set forth above.  For purposes hereof, the term “dividends” shall include any pro rata distribution by the Corporation of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings, other than a distribution upon liquidation of the Corporation in accordance with Section 4 hereof.

Section 4.           Liquidation.  Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to distributions in the event of liquidation, dissolution or winding up of the Corporation, and after any and all distributions are made in accordance therewith, in such event, whether voluntary or involuntary, the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock and Series A Preferred Stock in proportion to the number of shares of such stock owned by each such holder (or, in the case of Series A Preferred Stock, the number of shares of Common Stock that the holder of Series A Preferred Stock would have received had the Series A Preferred Stock been converted immediately prior to such distribution).

Section 5.           No Preemptive or Preferential Rights.  No Holder of Series A Preferred Stock shall have a preemptive or preferential right to acquire or subscribe for any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.  Except as otherwise provided in Section 6, Series A Preferred Stock is not convertible, redeemable or assessable, or entitled to the benefits of any sinking fund.

Section 6.           Conversion Rights.

(a)           Subject to and upon compliance with the provisions of this Section 6, the holders of the shares of Series A Preferred Stock shall be entitled, at their option, at any time, to convert all or any such shares of Series A Preferred Stock into shares of Common Stock at the rate of ten (10) fully paid and non-assessable shares of Common Stock for each share of Series A Preferred Stock.  Notwithstanding the foregoing, no holder of shares of Series A Preferred Stock may elect to convert all or any of such shares into shares of Common Stock if (i) immediately upon completing such conversion such holder would, together with such holder’s affiliates, own or control Common Stock which represents on an as-converted basis 24.9% or more of the outstanding voting securities of the Corporation and (ii) such conversion would require prior approval or notice under any state statute then applicable to the Corporation or its subsidiaries.  Any holder of shares of Series A Preferred Stock may exercise its rights under this Section 6(a) by giving written notice to the Secretary of the Corporation of its intention to convert shares of Series A Preferred Stock, which notice shall specify the number of shares that the holder intends to convert.  Such notice shall be effective upon receipt by the Corporation unless, within five (5) days after such receipt, the Corporation notifies the holder in writing that the conversion is not permitted in accordance with the limitations set forth in the second preceding sentence.

(b)           Upon any sale, transfer or disposition by a holder of Series A Preferred Stock to any person who is not affiliated with such holder, each share of Series A Preferred Stock so sold, transferred or disposed shall automatically be converted into ten (10) shares of Common Stock.  Such conversion shall be automatic, without need for any further action by the holder of such shares of Series A Preferred Stock.

(c)           Upon the conversion of any Series A Preferred Stock pursuant to Section 6(a) or (b) above, the Corporation shall promptly send written notice thereof, by registered or certified mail return receipt requested and postage prepaid, by hand delivery or by overnight delivery, to each holder of record of Series A Preferred Stock whose shares have been converted at his, her or its address then shown on the records of the Corporation, which notice shall indicate that such shares have been converted and that the conversion has been registered on the books and records of the Corporation and any transfer agent for the Series A Preferred Stock.  Notwithstanding the foregoing, any holder of Series A Preferred Stock who wishes the Common Stock issuable upon such conversion to be issued in a name different from the name shown on the books and records of the Corporation may provide written notice to the Corporation and the transfer agent so indicating.  In such event, the shares shall be registered in the name so requested; provided that the holder provides to the Corporation such representations as may reasonably be required by the Corporation to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable securities laws.  The person or persons entitled to receive the shares of Common Stock issuable upon a conversion pursuant to Section 6(a) or (b) above shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of conversion specified in such section.

Section 7.           Miscellaneous.

(a)           Notwithstanding anything to the contrary contained herein, if the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock, the outstanding shares of Series A Preferred Stock shall be proportionately subdivided or combined, as the case may be, and effective provision shall be made by the Board of Directors of the Corporation (whose determination with respect thereto will be final and binding) for the protection of all conversion rights hereunder; provided, however, that the Board of Directors may determine, in lieu of the foregoing, to make an appropriate change to the number of shares issuable upon conversion of the Series A Preferred Stock and to the number of votes per share to which the holders of Series A Preferred Stock shall be entitled in the event that the holders of Series A Preferred Stock are entitled to vote on any matter under applicable law.

(b)           In case of any reorganization, reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par to no par value), or in case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with any other corporation (other than consolidation or merger which does not result in any reclassification or change of outstanding shares of Common Stock, each holder of a share of Series A Preferred Stock shall have the right at any time thereafter to convert such shares solely into the kind and amount of shares of stock and/or other securities and/or property (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger.  Any such right to convert shares of Series A Preferred Stock shall generally also be subject to the other terms and conditions as are otherwise specified in Section 7(a).  In the event of such a reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection, as nearly as may reasonably be provided, of the applicable rights to convert the shares of Series A Preferred Stock to or for any such other shares of stock, other securities or property and the number of votes per share to which the holders of Series A Preferred Stock shall be entitled in the event that the holders of Series A Preferred Stock are entitled to vote on any matter under applicable law shall be adjusted accordingly.  In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 7(b) shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.  Any determination by the Board of Directors of the Corporation in regard to the matters set forth in this Section 7(b) shall be final.

(c)           The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares solely for the purpose of issuance upon the conversion of shares of Series A Preferred Stock as provided in this Section 7, such number of shares of Common Stock as may then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock.  Shares of Series A Preferred Stock that are converted into shares of Common Stock may not be reissued.”

Section 8.           Uncertificated.  No certificates shall be issued with respect to shares of Series A Preferred Stock, the ownership of which shall instead be registered on the books and records of the Corporation and any transfer agent for the Series A Preferred Stock.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by Steven F. Coleman, its General Counsel and Secretary, this 17th day of August, 2011.

By:	/s/ Steven F. Coleman
Name:	Steven F. Coleman
Title:	Executive Vice President,
General Counsel and Secretary